EXHIBIT 10.57

                            PATENT LICENSE AGREEMENT
                       BETWEEN UNIVERSITY OF TEXAS SYSTEM
                                       AND
                             TECHNICLONE CORPORATION

         THIS PATENT LICENSE AGREEMENT ("LICENSE AGREEMENT") is made by and between the BOARD OF REGENTS (BOARD) OF THE UNIVERSITY OF TEXAS SYSTEM (SYSTEM), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701 and TECHNICLONE CORPORATION (LICENSEE), a Delaware corporation, having its a principal place of business located at 14282 Franklin Avenue, Tustin, CA 92780.
                                   WITNESSETH:

         Whereas BOARD and IMPERIAL CANCER RESEARCH TECHNOLOGY, LTD. (ICRT) jointly created certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, which were developed at The University of Texas Southwestern Medical Center at Dallas (UT SOUTHWESTERN), located at 5323 Harry Hines Boulevard, Dallas, Texas 75235, a component institution of SYSTEM, and ICRT; Whereas ICRT has assigned the necessary rights in PATENT RIGHTS and TECHNOLOGY RIGHTS to BOARD under an Inter-Institutional Intellectual Property Management Agreement under which BOARD assumes ownership and all licensing responsibilities for LICENSED SUBJECT MATTER;

        Whereas pursuant to the Inter-Institutional Intellectual Property Management Agreement, BOARD obtained ICRT's assent to the ICRT ASSIGNMENT (as hereinafter defined);

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         Whereas BOARD and Peregrine Pharmaceuticals, Inc. (PEREGRINE) entered into a patent license agreement dated January 9, 1995 (1995 PATENT LICENSE AGREEMENT) for LICENSED SUBJECT MATTER;

         Whereas LICENSEE acquired PEREGRINE in April 1997, and, under Article IX of 1995 PATENT LICENSE AGREEMENT, has obtained assignment of 1995 PATENT LICENSE AGREEMENT from PEREGRINE;

         Whereas BOARD and LICENSEE wish to terminate the 1995 PATENT LICENSE AGREEMENT and enter into this LICENSE AGREEMENT simultaneously on the EFFECTIVE DATE of this LICENSE AGREEMENT;

         Whereas BOARD desires to have the LICENSED SUBJECT MATTER developed and used for the benefit of LICENSEE, the INVENTORS (as hereinafter defined), BOARD, UT SOUTHWESTERN, ICRT and the public as outlined in the Intellectual Property Policy promulgated by the BOARD; and

         Whereas LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER;

         NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  TERMINATION OF 1995 PATENT LICENSE AGREEMENT

         The parties mutually agree to terminate the 1995 PATENT LICENSE AGREEMENT as of the EFFECTIVE DATE of this LICENSE AGREEMENT.


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                                   ARTICLE II

                                 EFFECTIVE DATE

         This LICENSE AGREEMENT shall be effective as of the date the last party executes this LICENSE AGREEMENT (EFFECTIVE DATE).

                                   ARTICLE III

                                   DEFINITIONS

         As used in this LICENSE AGREEMENT, the following terms shall have the meanings indicated:

         3.1 COAGULATION PATENT LICENSE AGREEMENT shall mean that certain COAGULATION PATENT LICENSE AGREEMENT dated as of even date herewith by and between LICENSEE and BOARD pursuant to which BOARD has licensed the COAGULATION PATENT RIGHTS to LICENSEE.

         3.2 COAGULATION PATENT RIGHTS shall mean BOARD's rights in information or discoveries covered by the patent applications listed in Appendix I, as well as all divisions, continuations, and continuations-in-part arising from research funded in whole or in part by LICENSEE, or previously by PEREGRINE, as well as reissues, reexamination or extensions thereof.

         3.3 COMMERCIAL INTRODUCTION shall mean the date of the first commercial SALE of a LICENSED PRODUCT by LICENSEE or any sublicensee in any country.


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         3.4 ICRT ASSIGNMENT shall mean that certain assignment executed by ICRT in favor of SYSTEM pursuant to which ICRT assigned its rights in PATENT RIGHTS and TECHNOLOGY RIGHTS to SYSTEM.

         3.5 INVENTORS (or singly INVENTOR) shall mean Philip Thorpe, Francis Burrows, Thomas Edgington, Steven W. King and Boning Gao.

         3.6 LICENSED FIELD shall mean targeting compounds to or acting on tumor vasculature or any other components of a tumor for therapeutic or diagnostic use.

         3.7 LICENSED PRODUCT shall mean any product SOLD by LICENSEE comprising LICENSED SUBJECT MATTER pursuant to this LICENSE AGREEMENT.

         3.8 LICENSED SUBJECT MATTER shall mean inventions and discoveries covered by PATENT RIGHTS, LINKER PATENT RIGHTS, LINKER TECHNOLOGY RIGHTS, or TECHNOLOGY RIGHTS within the LICENSED FIELD.

         3.9 LICENSED TERRITORY shall mean the world.

         3.10 LINKER PATENT RIGHTS shall mean BOARD's rights in information or discoveries covered by the patents listed in Appendix II which relate to the LICENSED FIELD, as well as reissues, reexaminations or extensions thereof.

         3.11 LINKER TECHNOLOGY RIGHTS shall mean BOARD's rights in any technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software design, drawing, data, biological and other materials developed by Philip Thorpe at UT SOUTHWESTERN and which are useful in targeting therapeutic and diagnostic compounds to tumor vasculature in humans and which are not covered by LINKER PATENT RIGHTS but which are necessary or useful for practicing any inventions at any time covered by LINKER PATENT RIGHTS.


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         3.12 NET SALES shall mean the gross revenues received by LICENSEE from the SALE of LICENSED PRODUCTS less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

         3.13 PATENT RIGHTS shall mean BOARD's rights in information or discoveries covered by the patents and/or patent applications listed in Appendix III, whether domestic or foreign, as well as all divisions, continuations and continuations-in-part arising from research funded in whole or in part by LICENSEE, or previously by PEREGRINE, as well as any reissues, reexaminations or extensions thereof. Notwithstanding anything to the contrary in this Section 3.13, it is hereby acknowledged and agreed that PATENT RIGHTS for purposes of this LICENSE AGREEMENT do not include BOARD's rights in COAGULATION PATENT RIGHTS, which are licensed to LICENSEE under the COAGULATION PATENT LICENSE AGREEMENT executed by LICENSEE and BOARD concurrently with the execution of this LICENSE AGREEMENT.

         3.14 PHASE I TRIAL INITIATION shall mean the commencement of a Phase I Clinical Trial on a LICENSED PRODUCT.


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         3.15 PHASE II TRIAL COMPLETION shall mean the submission to the US Food and Drug Administration (FDA) of the final data resulting from completion of a Phase II Clinical Trial on a LICENSED PRODUCT.

         3.16 SALE, SELL or SOLD shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or a SUBSIDIARY.

         3.17 SUBLICENSEE GROSS REVENUES shall mean the gross revenues and other consideration received by LICENSEE from any sublicensees of LICENSEE incorporating LICENSED SUBJECT MATTER, excluding (a) payments made by any sublicensee in consideration for the issuance of equity or debt securities of LICENSEE, (b) payments made by any sublicensee to support or fund research activities to be undertaken by LICENSEE, (c) up-front payments made in consideration or recognition of prior research and development efforts undertaken by LICENSEE, and (d) payments made by any sublicensee upon the achievement of specified milestones or benchmarks relating to the development of the LICENSED PRODUCTS sublicensed to sublicensee, other than royalty payments. Notwithstanding subpart (d) above, if the royalty rate charged by LICENSEE for sublicensing any LICENSED PRODUCT is less than four percent (4%), then the parties will mutually agree to an equitable sharing arrangement with respect to license fee, milestone, benchmark or other payments. If non-monetary consideration is so received, then a commercially reasonable monetary value will be assigned for purposes of calculating BOARD's share of SUBLICENSEE GROSS REVENUES.

         3.18 SUBSIDIARY shall mean any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.


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         3.19 TECHNOLOGY RIGHTS shall mean BOARD's rights in any technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing, data, biological and other materials developed by Philip Thorpe at UT SOUTHWESTERN and which are useful in targeting therapeutic and diagnostic compounds to tumor vasculature in humans and which are not covered by PATENT RIGHTS but which are necessary or useful for practicing any inventions at any time covered by PATENT RIGHTS.

                                   ARTICLE IV

                            WARRANTY; SUPERIOR-RIGHTS

         4.1 Except for the rights, if any, of the third parties described in
Section 4.3 and Exhibit A attached hereto, BOARD represents and warrants that it is the owner of the entire right, title, and interest in and to the LICENSED SUBJECT MATTER and that it has the sole right to grant licenses thereunder, and that it has not granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

         4.2 BOARD hereby represents and warrants that Appendix II and Appendix III list the patents and patent applications in the LICENSED FIELD to which the BOARD has rights and which arise from work at UT SOUTHWESTERN involving Philip Thorpe (other than patents and patent applications covered by COAGULATION PATENT RIGHTS), and that each of the patent applications listed in Appendix II and Appendix III was duly filed in the United States on the date indicated therein or was duly filed in such foreign jurisdictions as are listed in Appendix III on the dates indicated therein.


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


         4.3 LICENSEE understands that the LICENSED SUBJECT MATTER has been developed under the funding agreements with the third parties listed on Exhibit A attached hereto and that such parties have the rights relative thereto specified in such Exhibit A. This LICENSE AGREEMENT is explicitly made subject to the rights of such parties, which are described in Exhibit A. To the extent that there is a conflict between the rights set forth on Exhibit A and this LICENSE AGREEMENT, the rights set forth on Exhibit A prevail.

                                    ARTICLE V

                                     LICENSE

         5.1 BOARD hereby grants to LICENSEE a royalty-bearing, exclusive license under both PATENT RIGHTS and TECHNOLOGY RIGHTS to manufacture, have manufactured, use, and/or SELL LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD. BOARD also hereby grants to LICENSEE a royalty-bearing, exclusive license under LINKER PATENT RIGHTS and LINKER TECHNOLOGY RIGHTS to manufacture, have manufactured, use, and/or SELL LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD, with the exception of those uses related to immunotoxins directed against neoplastic cells, in which case the license granted to LICENSEE herein shall be non-exclusive. These grants shall be subject to the payment by LICENSEE to BOARD of all consideration as provided in this LICENSE AGREEMENT, and shall be further subject to rights retained by BOARD and ICRT to:


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


             5.1.1 Publish the general scientific findings from research related to LICENSED SUBJECT MATTER; provided, that, in order to avoid possible loss of rights in the PATENT RIGHTS, BOARD hereby agrees to submit any materials relating to a planned publication to LICENSEE at least sixty (60) days prior to the date of planned submission for publication. If, within thirty (30) days of receipt of such materials, LICENSEE notifies BOARD that it desires to file patent applications pertaining to any inventions contained in such materials, BOARD shall defer publication or other disclosure for an additional period, not to exceed ninety (90) days, sufficient to permit such desired patent applications to be filed.

             5.1.2 Use LICENSED SUBJECT MATTER for research, teaching and other educationally-related purposes at any institution within the SYSTEM.

         5.2 BOARD hereby also grants to LICENSEE a first option to obtain a royalty bearing exclusive license to any inventions in the LICENSED FIELD which arise from work funded by LICENSEE, or previously by PEREGRINE, in which INVENTORS, singly or jointly, participate while affiliated with UT SOUTHWESTERN and which have applications in the LICENSED FIELD (collectively, "IMPROVEMENTS"). The option for any such IMPROVEMENTS shall extend for a period of ninety (90) days from the date LICENSEE receives written notice from BOARD disclosing such IMPROVEMENTS. During such ninety (90) day period, BOARD shall reasonably make available to LICENSEE any other information in its possession or control which would be useful to LICENSEE in evaluating the IMPROVEMENT, subject to such reasonable confidentiality undertakings as BOARD shall require. LICENSEE may exercise its option by informing BOARD in writing during such ninety (90) day period that it intends to commercialize the IMPROVEMENT as soon as


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


practicable, consistent with sound and reasonable business practice and judgment. Upon exercise of LICENSEE's option, such IMPROVEMENT shall become subject to the terms and conditions of this LICENSE AGREEMENT. In the event that LICENSEE fails to exercise its option with respect to any IMPROVEMENT as provided herein, BOARD shall have the right to enter into license agreements concerning such IMPROVEMENT with third parties provided that the terms and conditions thereof are not more favorable than those terms and conditions provided under this LICENSE AGREEMENT unless BOARD has offered the new terms and conditions to LICENSEE and LICENSEE has refused to accept them.

         5.3 BOARD hereby also grants to LICENSEE a first option to negotiate and acquire an exclusive, worldwide, royalty-bearing license to any inventions outside the LICENSED FIELD which arise from work funded by LICENSEE in which INVENTORS, singly or jointly, participate while affiliated with UT SOUTHWESTERN. The option for any such inventions shall extend for a period of ninety (90) days from the date LICENSEE receives written notice from BOARD disclosing such invention. LICENSEE may exercise its option by informing BOARD in writing during such ninety (90) day period that it intends to commercialize the invention as soon as practicable, consistent with sound and reasonable business judgment. Upon exercise of LICENSEE's option, BOARD and LICENSEE shall enter into good faith negotiations regarding the terms and conditions of said license and further agree to negotiate license rates and other payments which are fair and reasonable to both parties. If BOARD and LICENSEE are unable to agree on the terms of a license within ninety (90) days following the exercise of LICENSEE's option, BOARD shall have the right to enter into license agreements concerning the invention with third parties; provided, however, such licensing agreements shall be on terms no less favorable to BOARD than BOARD's final offer to LICENSEE, unless BOARD has offered the new terms and conditions to LICENSEE and LICENSEE has refused to accept them.


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


         5.4 LICENSEE shall have the right to extend the license granted herein to any SUBSIDIARY provided that such SUBSIDIARY consents to be bound by this LICENSE AGREEMENT to the same extent as LICENSEE.

         5.5 LICENSEE shall have the right to grant sublicenses in accordance with the terms and conditions of this LICENSE AGREEMENT. LICENSEE agrees to deliver to BOARD a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination. If any sublicensee fails to pay any royalty payment to LICENSEE on the date provided in such sublicense, LICENSEE shall, within thirty (30) days of such scheduled payment date, take steps to require such sublicensee to cure such default. If such default is not cured by such sublicensee within an additional ninety (90) day period, LICENSEE shall terminate such sublicense. If LICENSEE fails to terminate any sublicense as provided herein, LICENSEE shall be responsible for the payment of royalties owed by such sublicensee under this LICENSE AGREEMENT whether or not paid to LICENSEE by such sublicensee. Upon termination of this LICENSE AGREEMENT, any and all existing sublicenses granted by LICENSEE shall be assigned to BOARD.

         5.6 BOARD shall have the right at any time after five (5) years from the EFFECTIVE DATE of this LICENSE AGREEMENT, to terminate the exclusivity of the license granted herein in any national jurisdiction within LICENSED TERRITORY if LICENSEE, within ninety (90) days after written notice from BOARD as to such intended termination of exclusivity, fails to provide written evidence that it has commercialized or is actively attempting to commercialize


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an invention licensed hereunder within such jurisdiction. BOARD agrees to negotiate in good faith with LICENSEE for adjusting terms under such a non-exclusive arrangement. BOARD shall have the right at any time after seven
(7) years from the EFFECTIVE DATE of this LICENSE AGREEMENT to terminate the license completely in any national jurisdiction if LICENSEE, within ninety (90) days after written notice from BOARD of such intended termination, fails to provide written evidence that it has commercialized or is actively attempting to commercialize an invention licensed hereunder within such jurisdiction. Evidence provided by LICENSEE that it has an ongoing and active research, development, manufacturing, marketing or licensing program as appropriate, directed toward production and SALE of products based on PATENT RIGHTS, LINKER PATENT RIGHTS, TECHNOLOGY RIGHTS or LINKER TECHNOLOGY RIGHTS within such jurisdiction shall be deemed satisfactory evidence.

                                   ARTICLE VI

                              PAYMENTS AND REPORTS

         6.1 Subject to Section 6.1.7 of this LICENSE AGREEMENT, in consideration of rights granted by BOARD to LICENSEE under this LICENSE AGREEMENT, LICENSEE agrees to pay BOARD the following:

             6.1.1 A PHASE II TRIAL COMPLETION milestone payment of One Hundred Thousand Dollars ($100,000) payable within thirty (30) days of the earlier of

                   (a)      February 1, 2001 or

                   (b)      Phase II Trial Completion.


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             6.1.2 A milestone payment for COMMERCIAL INTRODUCTION of each
LICENSED PRODUCT in the amount of Three Hundred Thousand Dollars ($300,000) payable to BOARD within thirty (30) days of COMMERCIAL INTRODUCTION of the LICENSED PRODUCT. All COMMERCIAL INTRODUCTION milestone payments shall be credited against royalty payments due under Section 6.1 on a LICENSED PRODUCT-by-LICENSED PRODUCT basis.

             6.1.3 A running earned royalty equal to four percent (4%) of NET SALES of LICENSED PRODUCTS incorporating PATENT RIGHTS or LINKER PATENT RIGHTS. In the event any LICENSED PRODUCT incorporating PATENT RIGHTS or LINKER PATENT RIGHTS is SOLD as a component of a combination of active elements, NET SALES for purposes of determining royalty payments on such combination shall be calculated by multiplying NET SALES of such combination by the fraction A over A+B, in which "A" is the gross selling price of the LICENSED PRODUCT portion of the combination when SOLD separately during the accounting period in which the SALE was made, and "B" is the gross selling price of the non-LICENSED PRODUCT portion of the combination SOLD separately during the accounting period in question. In the event that no separate SALE of either such above-designated LICENSED PRODUCT or such above-designated non-LICENSED PRODUCT portion of the combination is made during the accounting period in which the SALE was made, NET SALES shall be calculated by multiplying NET SALES of such combination by the fraction C over C+D, in which "C" is the standard fully-absorbed cost of the LICENSED PRODUCT portion of such combination, and "D" is the standard fully absorbed cost of the other component(s), such costs being arrived at using the standard accounting procedures of LICENSEE which will be in accord with generally accepted accounting practices. Notwithstanding the foregoing, under no circumstances shall the royalty provided for in this Section 6.l.3 be reduced to less than two percent (2%) of NET SALES of LICENSED PRODUCTS incorporating PATENT RIGHTS or LINKER PATENT RIGHTS. No royalties shall be payable to BOARD under this Section
6.1.3 with respect to SALES for which a royalty has been paid under the COAGULATION PATENT LICENSE AGREEMENT.


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             6.1.4 A running earned royalty equal to one percent (1 %) of NET
SALES of LICENSED PRODUCTS covered by TECHNOLOGY RIGHTS or LINKER TECHNOLOGY RIGHTS only. No royalty shall be payable to BOARD under this Section 6.l.4 with respect to SALES for which a royalty has been paid under Section 6.l.3 or under the COAGULATION PATENT LICENSE AGREEMENT.

             6.1.5 Twenty percent (20%) of the SUBLICENSEE GROSS REVENUES of SALES of LICENSED PRODUCTS; provided, however, if a LICENSED PRODUCT is sublicensed and incorporates technology not covered by PATENT RIGHTS or LINKER PATENT RIGHTS, the running royalty to be paid under this Section 6.1.5 shall be reduced to ten percent (10%) of SUBLICENSEE GROSS REVENUES of SALES of LICENSED PRODUCTS. In the event any LICENSED PRODUCT incorporating PATENT RIGHTS or LINKER PATENT RIGHTS is sublicensed as a component of a combination of active elements, SUBLICENSEE GROSS REVENUES of SALES of LICENSED PRODUCTS for purposes of determining royalty payments on such combination shall be calculated by multiplying SUBLICENSEE GROSS REVENUES of SALES of LICENSED PRODUCTS of such combination by the fraction A over A+B, in which "A" is the gross selling price of the LICENSED PRODUCT portion of the combination when SOLD separately during


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the accounting period in which the SALE was made, and "B" is the gross selling price of the non-LICENSED PRODUCT portion of the combination SOLD separately during the accounting period in question. In the event that no separate SALE of either such above-designated LICENSED PRODUCT or such above-designated non-LICENSED PRODUCT portion of the combination is made during the accounting period in which the SALE was made, SUBLICENSEE GROSS REVENUES of SALES of LICENSED PRODUCTS shall be calculated by multiplying SUBLICENSEE GROSS REVENUES of SALES of LICENSED PRODUCTS of such combination by the fraction C over C+D, in which "C" is the standard fully-absorbed cost of the LICENSED PRODUCT portion of such combination, and "D" is the standard fully absorbed cost of the other component(s), such costs being arrived at using the standard accounting procedures of LICENSEE which will be in accord with generally accepted accounting practices. Notwithstanding the foregoing, under no circumstances shall the royalty provided for in this Section 6.1.5 be reduced to less than ten percent (10%) of SUBLICENSEE GROSS REVENUES of SALES of LICENSED PRODUCTS incorporating PATENT RIGHTS or LINKER PATENT RIGHTS. No royalties shall be payable to BOARD under this Section 6.1.5 with respect to SALES for which a royalty has been paid under the COAGULATION PATENT LICENSE AGREEMENT.

             6.1.6 The parties hereto agree that if economic or political conditions change sufficiently so as to affect the continued applicability of the assumptions made in negotiating the dates of the milestone payments agreed to in Section 6.1, they will negotiate in good faith a reasonable extension of the dates of such milestone payments in accordance with such changed economic or political conditions.


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             6.1.7 Notwithstanding anything to the contrary in this LICENSE
AGREEMENT, it is hereby acknowledged and agreed by the parties hereto that (i) the amount payable by LICENSEE pursuant to Section 6.1.1 of this LICENSE AGREEMENT is a one-time license fee payable by LICENSEE only with respect to the first LICENSED PRODUCT of LICENSEE and (ii) no amounts shall be paid by LICENSEE pursuant to such Sections to the extent that such payments have been made by LICENSEE under the COAGULATION PATENT LICENSE AGREEMENT.

         6.2 During the term of this LICENSE AGREEMENT and for one (1) year thereafter, LICENSEE shall keep complete and accurate records of its SALES and NET SALES of LICENSED PRODUCTS and all SUBLICENSEE GROSS REVENUES received by LICENSEE under the license granted in this LICENSE AGREEMENT in sufficient detail to enable the royalties payable hereunder to be determined. LICENSEE shall permit BOARD or its representatives, at BOARD's expense, to periodically examine its books, ledgers, and records during regular business hours for the purposes of and to the extent necessary to verify any report required under this LICENSE AGREEMENT. If any such inspection reveals that the aggregate of royalties paid during any four (4) consecutive calendar quarters was less than the amount that should have been paid under this LICENSE AGREEMENT, LICENSEE shall remit to BOARD the amount of such deficiency; provided, that, if such deficiency is more than five percent (5%) of the amount that should have been paid, LICENSEE shall remit to BOARD, in addition to the amount of such deficiency, the reasonable expenses of the inspection conducted by BOARD. If LICENSEE or BOARD disputes any deficiency or expenses provided in this Section
6.2 the dispute shall be referred to an independent accountant selected by mutual agreement of BOARD and LICENSEE, whose decision will be binding and final on the parties hereto. If a decision is entered against LICENSEE by such independent accountant for the amount of such deficiency or expenses, LICENSEE agrees to remit to BOARD, in addition to any other amounts provided for in this
Section 6.2, accrued interest on such deficiency through the date of such decision at the highest allowable rate.


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         6.3 Within forty-five (45) days after March 31, June 30, September 30, and December 31 of each year, LICENSEE shall deliver to BOARD a true and accurate report which shall describe (a) the quantities of LICENSED SUBJECT MATTER that it has produced; (b) the total SALES; (c) the calculation of royalties thereon; and (d) the total royalties so computed and due. Simultaneously with the delivery of each such report, LICENSEE shall pay to BOARD the amount, if any, due for the period covered by such report. If no payments are due, it shall be so reported.

         6.4 Upon the request of BOARD but not more often than once per calendar year, LICENSEE shall deliver to BOARD a written report as to LICENSEE's efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER in various parts of the LICENSED TERRITORY and its commercialization plans for the upcoming year.


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         6.5 All amounts payable hereunder by LICENSEE shall be payable in
United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks shall be made payable to UT SOUTHWESTERN and sent to:

                  U.T. Southwestern Medical Center
                  Office for Technology Development
                  5323 Harry Hines Boulevard
                  Dallas, Texas 75235-9094
                  Attn:  Ray Wheatley

                                   ARTICLE VII

                              TERM AND TERMINATION

         7.1 The Term of this LICENSE AGREEMENT shall extend from the EFFECTIVE DATE set forth hereinabove to the full end of the term or terms for which PATENT RIGHTS or LINKER PATENT RIGHTS have not expired or if only TECHNOLOGY RIGHTS or LINKER TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS or LINKER PATENT RIGHTS are applicable, then, on a per-product basis, (i) with respect to LICENSED PRODUCTS which have an FDA-approved therapeutic indication for humans, for a term of seven (7) years from the date of COMMERCIAL INTRODUCTION of any such product and (ii) with respect to LICENSED PRODUCTS which have an FDA-approved diagnostic indication for humans, for a term of seven (7) years from the date of COMMERCIAL INTRODUCTION of such product.

         7.2 This LICENSE AGREEMENT will earlier terminate:

             7.2.1 upon thirty (30) days written notice if LICENSEE shall default in its obligation to make payments, if any are due, in accordance with
Article VI or Article XIV hereunder; provided, however, LICENSEE may avoid such termination if before the end of such notice period LICENSEE cures its default;


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             7.2.2 automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act or LICENSEE or otherwise;

             7.2.3 upon ninety (90) days written notice if LICENSEE shall breach or default on any obligation under this LICENSE AGREEMENT except as provided in
Article VI or Article XIV; provided, however, LICENSEE may avoid such termination if before the end of such period LICENSEE notifies BOARD that such breach has been cured, states the manner of such cure and in fact the breach has been cured; or

             7.2.4 Under the provisions of Section 5.6 if invoked.

         7.3 Upon termination of this LICENSE AGREEMENT for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination. LICENSEE may, after the effective date of such termination, SELL all LICENSED PRODUCT and parts therefor that it may have on hand at the date of termination, provided that it pays running royalty earned thereon as provided in this LICENSE AGREEMENT.


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                                  ARTICLE VIII

                          INFRINGEMENT BY THIRD PARTIES

         8.1 Each party shall inform the other promptly in writing of any alleged infringement of the PATENT RIGHTS or LINKER PATENT RIGHTS by a third party, including all details then available. LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements, and BOARD agrees that LICENSEE may join BOARD as a plaintiff at the expense of LICENSEE. In any infringement action commenced or defended solely by LICENSEE, all expenses and all recovery for infringement shall be those of LICENSEE. In any such action by LICENSEE, BOARD shall be entitled to receive an amount equal to the applicable royalties on any recovery of profits and damages that is in excess of LICENSEE's reasonable costs and expenses, including, but not limited to actual costs and expenses paid non-affiliated accountants, lawyers and consultants. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without BOARD's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

         8.2 If LICENSEE has not commenced legal action or been successful in obtaining cessation of the infringement within ninety (90) days of written notification from BOARD of such infringement, or if LICENSEE elects not to continue prosecuting any legal action against an infringer, BOARD shall have the right, but shall not be obligated, to prosecute at its own expense any such infringement. BOARD may join LICENSEE as a plaintiff in any such infringement suit at BOARD's expense. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without LICENSEE's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

         8.3 In the event that LICENSEE and/or BOARD do not file suit against, conclude settlement negotiations with, or grant a license to a substantial infringer of PATENT RIGHTS or LINKER PATENT RIGHTS within one (1) year of knowledge thereof, then the parties will consult with one another in an effort to determine whether a reasonably prudent licensee would institute litigation, conclude settlement negotiations, and/or grant a license within the one (1) year time period described above in order to enforce the patent in question in light of all relevant business and economic factors (including, but not limited to, the projected cost of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims against LICENSEE and BOARD, the diversion of LICENSEE's human and economic resources, the impact of any possible adverse outcome on LICENSEE, and the effect any publicity might have on the respective reputations and goodwill of the parties). If after such consultation, the parties have not reached agreement and LICENSEE does not forthwith file suit against, enter into settlement negotiations with or grant a license to the substantial infringer, then BOARD shall have the right to enforce any PATENT RIGHT or LINKER PATENT RIGHT, licensed hereunder on behalf of itself and LICENSEE (BOARD retaining all recoveries from such enforcement), and BOARD shall have the right to reduce the license granted hereunder to nonexclusive in the national jurisdiction in which suit is brought.

         8.4 In any infringement suit that either party brings to enforce the PATENT RIGHTS or LINKER PATENT RIGHTS, the other party shall at the request and expense of the party bringing the suit, cooperate in all reasonable respects, including, to the extent possible, obtaining the testimony of its employees and agents and making available physical evidence in the possession of that party.

                                   ARTICLE IX

                                   ASSIGNMENT

         This LICENSE AGREEMENT shall not be assignable or otherwise transferable by LICENSEE without the prior written consent of BOARD, which consent shall not be unreasonably withheld, except that LICENSEE may assign or otherwise transfer its rights under this LICENSE AGREEMENT to the following parties without obtaining BOARD's consent: (i) a successor to LICENSEE's business, or a successor to that portion of LICENSEE's business that pertains to the subject matter of the PATENT RIGHTS or LINKER PATENT RIGHTS or any TECHNOLOGY RIGHTS or LINKER TECHNOLOGY RIGHTS, and (ii) any entities controlled by, controlling, or under common control with LICENSEE.

                                    ARTICLE X

                                 PATENT MARKING

         LICENSEE agrees to mark permanently and legibly all products and documentation manufactured or sold by it under this LICENSE AGREEMENT with such patent notice as may be permitted or required under Title 35, United States Code.

                                   ARTICLE XI

                                 INDEMNIFICATION

         LICENSEE shall hold harmless and indemnify BOARD, INVENTORS, SYSTEM, UT SOUTHWESTERN, ICRT, and their respective Regents, officers, employees and agents (each, an "INDEMNITEE") from and against any liability, loss or damage they may suffer as a result of claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of or resulting from, the exercise or practice of the license granted hereunder by LICENSEE or its officers, employees, agents or representatives; provided, however, that LICENSEE shall not be required to indemnify or hold harmless any INDEMNITEE, from any losses or claims attributable to any infringement or alleged infringement of patents, technology, trade secrets, or confidential or proprietary know-how or information of third parties by the PATENT RIGHTS or LINKER PATENT RIGHTS or the TECHNOLOGY RIGHTS or LINKER TECHNOLOGY RIGHTS. Except as otherwise provided in this LICENSE AGREEMENT, the obligations of LICENSEE under this Section shall apply in full force whether or not the claims and any losses resulted, or are alleged to have resulted, in whole or in part from the acts or omissions of any INDEMNITEE; PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to any claims or losses arising out of any act or omission constituting gross negligence, willful malfeasance, misconduct or bad faith of any INDEMNITEE.

                                   ARTICLE XII

                                   USE OF NAME

         LICENSEE shall not use the name of UT SOUTHWESTERN, INVENTORS, SYSTEM, BOARD, ICRT or their respective Regents in any advertising, promotional or sales literature, or in any other form of publicity without prior written consent obtained from each such party in each case. The foregoing notwithstanding, LICENSEE shall have the right to identify such parties and to disclose the terms of this LICENSE AGREEMENT in any prospectus, offering memorandum or other document or filing required by applicable securities laws or other applicable law or regulation, provided that LICENSEE shall have given each such affected party at least ten (10) business days prior written notice of the proposed text of any such identification or disclosure for the purpose of giving each such affected party the opportunity to comment on and suggest amendments to such proposed text.

                                  ARTICLE XIII

                            CONFIDENTIAL INFORMATION

         13.1 BOARD and LICENSEE each agree that all information contained in documents marked "confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this LICENSE AGREEMENT, and not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns,
(c) was lawfully disclosed to the recipient party by a third party having the right to disclose it, (d) was already known by the recipient party at the time of disclosure, (e) was independently developed or (f) is required by law or regulation to be disclosed.

         13.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this LICENSE AGREEMENT is in force and for a period of three (3) years thereafter.

                                   ARTICLE XIV

                              PATENT AND INVENTIONS

         14.1 UT SOUTHWESTERN shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in PATENT RIGHTS and LINKER PATENT RIGHTS. LICENSEE shall reimburse UT SOUTHWESTERN for all reasonable attorneys' fees (i) incurred by UT SOUTHWESTERN subsequent to the EFFECTIVE DATE, or (ii) incurred by UT SOUTHWESTERN prior to the EFFECTIVE DATE and for which invoices have been submitted to LICENSEE in connection with the preparation, filing and maintenance of all patent applications and patents included in PATENT RIGHTS and LINKER PATENT RIGHTS; provided that patent counsel selected by UT SOUTHWESTERN is reasonably acceptable to LICENSEE. Subsequent to the EFFECTIVE DATE, UT SOUTHWESTERN shall consult with LICENSEE as to the preparation, filing, prosecution and maintenance of all such patent applications and patents in accordance with the procedures set forth on Exhibit B hereto and incorporated herein by reference, and shall furnish to LICENSEE copies of documents relevant to such preparation, filing, prosecution or maintenance, including without limitation invoices providing detailed descriptions of all costs and expenses incurred by UT SOUTHWESTERN's patent counsel in connection therewith, sufficiently prior to filing such documents or making any payment due thereunder to allow for review and comment by LICENSEE. If, at any time, LICENSEE shall elect not to pay the expenses of any patent application or patent included in PATENT RIGHTS or LINKER PATENT RIGHTS, LICENSEE shall so notify UT SOUTHWESTERN within thirty (30) days of such consultation and shall thereby surrender its rights under such patent application or patent; provided, however, that LICENSEE shall remain obligated to reimburse UT SOUTHWESTERN for any costs incurred with respect to such patent application or patents prior to said election.

         14.2 At any time during the term of this LICENSE AGREEMENT, LICENSEE may petition BOARD in writing to transfer prosecution or maintenance of any PATENT RIGHTS licensed hereunder to another law firm. Such petition shall state LICENSEE's reason(s) for its desire to transfer prosecution or maintenance to another law firm and include information about the law firm and individual patent attorneys, patent agents, and/or scientific advisors that may be assigned to the files by the patent firm. BOARD shall first seek to meet the needs of LICENSEE through meeting with existing patent counsel. If the petition is granted by BOARD, LICENSEE or outside counsel shall provide BOARD and UT SOUTHWESTERN with copies of all documents received or filed during prosecution and/or maintenance thereof in a timely manner. In any event, LICENSEE shall consult UT SOUTHWESTERN prior to abandonment of any claims of any patent application for LICENSED SUBJECT MATTER at least sixty (60) days prior to abandonment.

                                   ARTICLE XV

                                     GENERAL

         15.1 This LICENSE AGREEMENT and the Exhibits and Appendices attached hereto constitute the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         15.2 Any notice required by this LICENSE AGREEMENT shall be given by facsimile and confirmed by overnight delivery service, addressed in the case of BOARD to:

         BOARD OF REGENTS
         The University of Texas System
         201 West Seventh Street
         Austin, Texas 78701
         ATTENTION: Office of General Counsel
         Telephone:        512/499-4462
         Facsimile:        512/499-4523

         with copies to:

         UT SOUTHWESTERN
         Peter H. Fitzgerald, Ph.D.
         Executive Vice President for Business Affairs
         5323 Harry Hines Boulevard
         Dallas, TX 75235-9013
         Telephone:        214/648-3572
         Facsimile:        214/648-3944
         and

         UT SOUTHWESTERN
         Ray Wheatley
         Director, Technology Development
         Office for Technology Development
         6000 Harry Hines Boulevard, Room NB2.200
         Dallas, Texas 75235-9094
         Telephone:        214/648-1888
         Facsimile:        214/648-1889

         or in the case of LICENSEE to:

         TECHNICLONE CORPORATION
         14282 Franklin Avenue
         Tustin, CA 92780
         ATTENTION: John N. Bonfiglio, Ph.D.
         Telephone:        949/508-6000
         Facsimile:        949/838-4094

         with copies to:

         Stradling Yocca Carlson & Rauth
         660 Newport Center Drive
         Suite 1600
         Newport Beach, California  92660
         ATTENTION:  R.C. Shepard
         Telephone:        949/725-4000
         Facsimile:        949/725-4100

or such other address as may be given from time to time under the terms of this notice provision.

         15.3 LICENSEE shall comply with all applicable federal, state and local laws, regulations, and ordinances in connection with its activities pursuant to this LICENSE AGREEMENT.

         15.4 This LICENSE AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

         15.5 Failure of BOARD to enforce a right under this LICENSE AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

         15.6 Headings included herein are for convenience only and shall not be used to construe this LICENSE AGREEMENT.

         15.7 If any provision of this LICENSE AGREEMENT shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if no so conformable, so as not to affect the validity or enforceability of this LICENSE AGREEMENT.

         IN WITNESS WHEREOF, parties hereto have caused their duly authorized representative to execute this LICENSE AGREEMENT.

BOARD OF REGENTS OF THE                        TECHNICLONE CORPORATION
UNIVERSITY OF TEXAS SYSTEM



By:    /s/ Peter H. Fitzgerald, Ph.D.          By:  /s/ John N. Bonfiglio, Ph.D.
       ------------------------------------         ----------------------------
       Peter H. Fitzgerald, Ph.D.                   John N. Bonfiglio, Ph.D.
       Executive Vice President for Business        Vice President,
       Affairs                                      Business Development
       UT Southwestern Medical Center at Dallas

Date:  OCT-8 1998                              Date: 9/8/98
       ------------------------------------         ----------------------------

APPROVED AS TO FORM:

By:    /s/ BethLynn Maxwell, Ph.D., J.D.
       ------------------------------------
       BethLynn Maxwell, Ph.D., J.D.
       Office of General Counsel

Date:  11 Sept., 98
       ------------------------------------

APPROVED AS TO CONTENT:

UT SOUTHWESTERN


By:    /s/ Dennis K. Stone, M.D.
       ------------------------------------
       Dennis K. Stone, M.D.
       Vice President for Technology Development

Date:  Sept. 17, 1998
       ------------------------------------